Exhibit 3.49

CORPORATE ACCESS NUMBER: 2012264103

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

INCORPORATION

C/R GAS STORAGE CANADA ULC
WAS INCORPORATED IN ALBERTA ON 2006/03/02.

BUSINESS CORPORATIONS ACT	FORM 1

Alberta	Articles of Incorporation

1.               Name of Corporation

C/R GAS STORAGE CANADA ULC

2.               The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

One class of shares, to be designated as “Common Shares”, in an unlimited number.

3.               Restrictions on share transfers (if any):

The attached Schedule of Restrictions on Share Transfers is incorporated into and forms part of this form.

4.               Number, or minimum and maximum number, of directors that the corporation may have:

Not less than One (1) director and not more than Seven (7) directors.

5.               If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restriction(s):

None

6.               Other rules or provisions (if carp): The attached Schedule of Other Provisions is incorporated into and forms part of this form.

7.               Dated: March 2, 2006

Incorporators

Na me of Person A fhori zing (please print)	Address: (including parted code)	Signature

Matthew E. Lawson	4500, 855 - 2nd Street S.W,	/s/
Calgary, Alberta T2P 4K7

SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS

The right to transfer shares of the Corporation is restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation to any person who is not a shareholder of the Corporation unless the transfer has been approved by the board of directors of the Corporation.

SCHEDULE OF OTHER PROVISIONS

1.                                       The number of shareholders of the Corporation, exclusive of persons who are in its employment or that of an affiliate and are shareholders of the Corporation and exclusive of persons who, having been formerly in the employment of the Corporation or that of an affiliate, were, while in that employment, shareholders of the Corporation, and have continued to be shareholders of the Corporation after termination of that employment, is limited to not more than fifty persons, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

2.                                       Any invitation to the public to subscribe for securities of the Corporation is prohibited.

3.                                       The Corporation has a lien on the shares of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

4.                                       The liability of each shareholder of the Unlimited Liability Corporation, for any liability, act or default of the Unlimited Liability Corporation, is unlimited in extent and joint and several in nature.

Articles of Incorporation
For
C/R GAS STORAGE CANADA ULC

Share Structure:	ONE CLASS OF SHARES, TO BE DESIGNATED AS “COMMON SHARES”, IN AN UNLIMITED NUMBER.

Share Transfers Restrictions:	THE ATTACHED SCHEDULE OF RESTRICTIONS ON SHARE TRANSFERS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

Number of Directors:

Min Number of Directors:	1

Max Number of Directors:	7

Business Restricted To:	NONE.

Business Restricted From:	NONE.

Other Provisions:	THE ATTACHED SCHEDULE OF OTHER PROVISIONS IS INCORPORATED INTO AND FORMS PART OF THIS FORM.

	Registration Authorized By:	MATTHEW E. LAWSON INCORPORATOR